EXHIBIT 23


              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statements filed on May 11, 1982 (Reg. No. 2-77451), November 22, 1982 (Reg. No.
2-80506), July 13, 1988 (Reg. No. 33-23059), June 12, 1989 (Reg. No.
33-29277), and September 24, 1990 (Reg. No. 33-36872).





ARTHUR ANDERSEN LLP

Houston, Texas
June 20, 1997